[Letterhead of Telco Communications           FOR IMMEDIATE RELEASE
 Group]                                       For More Information Contact:
                                              -----------------------------
                                              Donald A. Burns, President and
                                              Chief Executive Officer,
                                              Telco Communications Group, Inc.
                                              (703) 631-5651

                     TELCO COMMUNICATIONS GROUP, INC.
                     TO ACQUIRE VOICE NETWORK ASSETS
                   AND BECOME FACILITIES-BASED CARRIER

CHANTILLY, Va (March 11, 1997) - Telco Communications Group, Inc. (Nasdaq/NM:TCGX) and its wholly owned subsidiaries (collectively "Telco" or "the Company") announced today that its newly formed network subsidiary has signed a definitive asset purchase agreement to acquire the voice network assets of Advantis for approximately $170 million in cash. The Advantis assets include approximately 100,000 network miles of DS-3 fiber optic capacity (under a long-term lease), five Nortel DMS 250 switches, and other ancillary network equipment. The Nortel switches are located in the strategic cities of Atlanta, Chicago, Dallas, Los Angeles and New York. Nortel switches can support Telco's move into the local service market and may be efficiently integrated into Telco's existing nationwide switch-based network. The majority of the 100,000 DS-3 network miles are part of the existing "Big Three" long distance carrier network and are currently configured throughout the United States. Under the long-term lease, a portion of this network capacity may be reconfigured to meet Telco's evolving needs, subject to certain terms and conditions. Currently, the flexible network capacity serves 30 cities in the eastern United States. The fixed portion of the network, through multiple DS-3 city-pair locations, crosses 19 cities in the western United States.

     Donald A. Burns, President and Chief Executive Officer of Telco said, "We now have the benefits of fiber optic bandwidth ownership without the corresponding construction cost or maintenance burden. This is a significant addition to our existing inventory of telecommunications assets which includes our national switch-based network, value-added billing and data processing platform, and marketing channels staffed by Company personnel. The acquisition of Advantis Voice Network assets places us among an elite group of the telecommunications companies which own their own nationwide telecommunications network and switching equipment. Our strategy has always been to own and directly control the strategic assets necessary to operate as a telecommunications services company. We believe that such ownership is essential to the long-term prosperity of any company in this industry."

     The Company noted that it currently leases approximately 40,000 DS-3 equivalent miles to support its existing network and the corresponding lease cost constitutes approximately 10% to 15% of the Company's cost of services expense. The Company believes that over time a significant portion of this expense can be eliminated as it migrates onto the new capacity. From the date of closing, the Company will generate additional revenue from several major telecommunications services companies which have committed to long-term leases of a significant portion of the network.

     Burns added, "Since the Company's IPO in August 1996, we have operated Telco with a significant cash balance, nominal debt and an undrawn credit facility, all in anticipation of an opportunity

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like this.  We have secured a commitment to increase our existing $100 million credit facility in order to fund this transaction and to provide for the ongoing liquidity needs of the Company."

     The Company expects the transaction to close in mid-April and expects nominal accretion to its earnings per share in 1997. The Company also anticipates gaining access to a highly qualified labor pool as it offers employment to certain Advantis voice network professionals.

     Telco Communications Group, Inc. is one of the nation's 10 largest long-distance companies. Telco is a rapidly growing nationwide switch-based provider of a full spectrum of long distance telecommunications products and services targeting residential, commercial and carrier customers. Telco markets its residential products and services primarily through its Dial & Save and Long Distance Wholesale Club subsidiaries. Telco markets its commercial and carrier products through approximately 270 sales professionals in 26 regional offices in 14 states.

     Advantis, with headquarters in Schaumburg, Illinois, is a partnership of International Business Machines Corp. (NYSE:IBM) and Sears, Roebuck and Co. (NYSE:S).

                        VOICE NETWORK CITY LOCATIONS
                    (all locations are subject to change)

       Atlanta               Los Angeles                 Reno
       Austin                Memphis                     Sacramento
       Boston                Milwaukee                   Salinas
       Chattanooga           Minneapolis                 Salt Lake City
       Chicago*              Mobile                      San Antonio
       Cleveland             Nashua, NH                  San Francisco*
       Columbia              Nashville                   San Jose
       Columbia, SC          New Orleans                 San Luis Obispo
       Columbus, OH          New York City               Santa Barbara
       Dallas                Omaha                       Seattle
       Denver                Philadelphia                St. Louis
       El Paso               Phoenix                     Tampa
       Houston*              Pittsburgh                  Tucson
       Indianapolis          Providence                  Washington, D.C.
       Jackson               Raleigh                     White Plains
       Kansas City

       *City location for both fixed and flex portions of the Voice Network.

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     As noted above, this press release contains information regarding 1997 and 1998 and, accordingly, contains forward-looking statements concerning projected revenues, net income and earnings per share. Such forward-looking statements express the current beliefs and expectations of Telco's management, but are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements in this press release. Among the risk factors and uncertainties that could cause actual results for 1997 and 1998 to differ materially from those referred to above are: Telco's ability to maintain its current pace in attracting and retaining customers, the development of increased price competition in the telecommunications industry, an increase in rates for access or charges for transmission facilities, the ability of the Company to integrate the acquisition of the Advantis assets and to generate the anticipated earnings and cash flow and the costs associated with the continued expansion of the Company's Commercial Sales Division.

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[Graphic of Map of the United States entitled "Telco DS-3 Backbone" indicating voice network city locations for both fixed and flexible portions of the network

      Fixed                                Flex
      -----                                ----
      San Francisco, CA*                   San Francisco, CA*
      Sacramento, CA                       Houston, TX
      San Jose, CA                         New Orleans, LA
      Reno, NV                             Dallas, TX
      Salt Lake City, UT                   Austin, TX
      Salinas, CA                          Tampa, FL
      San Luis Obispo, CA                  Mobile, AL
      Santa Barbara, CA                    Jackson, MS
      Los Angeles, CA                      Atlanta, GA
      Phoenix, AZ                          Columbia, SC
      Tucson, AZ                           Memphis, TN
      El Paso, TX                          Nashville, TN
      San Antonio, TX                      Chattanooga, TN
      Houston, TX*                         Raleigh, NC
      Denver, CO                           St. Louis, MO
      Omaha, NE                            Downer's Grove, IL
      Kansas City, MO                      Milwaukee, WI
      Minneapolis, MN                      Indianapolis, IN
      Chicago, IL*                         Columbus, OH
                                           Cleveland, OH
                                           Pittsburgh, PA
                                           Washington, DC
                                           Philadelphia, PA
                                           White Plains, NY
                                           New York, NY
                                           Providence, RI
                                           Boston, MA
                                           Nashua, NH

*City location for both fixed and flex portions of the voice network]